July 21, 1995


Fellow Shareholder:

         Enclosed is the proxy statement and proxy card for a Special Meeting of Shareholders of Bull & Bear Gold Investors. Please take this opportunity to review the proxy statement and sign and return the proxy card. Your vote is important and must be counted, no matter how many or how few shares you own. The Board of Directors recommends that you vote in favor of the proposals.

About the Proposals

         The Board of Directors is asking shareholders to consider a Subadvisory Agreement between Bull & Bear Advisers, Inc. (the "Investment Manager") and Lion Resource Management Limited ("Lion") pursuant to which Lion would advise and consult with the Investment Manager regarding the Fund's investments. Shareholders are also being asked to consider the election of Directors of the Fund.

Please Return the Proxy Card Promptly - Your Vote is Extremely Important

         In order to avoid your Fund having to bear the unnecessary expense of another proxy solicitation, I urge you to complete and return your proxy card promptly using the enclosed postage paid envelope. If you have any questions, please call our Shareholder Service Representatives at 1-800- 847-4200, who will be happy to assist you.


                                   Sincerely,



                               Thomas B. Winmill
                                  Co-President






     PLEASE VOTE IMMEDIATELY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. Otherwise, your Fund may incur needless expense to solicit votes for the meeting.

                        BULL & BEAR GOLD INVESTORS LTD.
                               11 Hanover Square
                            New York, New York 10005
                                   ----------

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                         to be Held on August 25, 1995

                                   ----------


                              TO ALL SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Bull & Bear Gold Investors Ltd. ("Fund") will be held at the offices of the Fund at 11 Hanover Square, New York, New York 10005, on August 25, 1995 at 10 a.m., for the following purposes:

     1.   Approval of the Subadvisory Agreement (Proposal 1);

     2.   Election of Directors (Proposal 2); and

     3. To transact such other business as may properly come before the meeting.

     You are entitled to vote at the meeting and any adjournment thereof if you owned Fund shares at the close of business on July 13, 1995. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                      By order of the Board of Directors,



                               William J. Maynard
                                   Secretary

July 21, 1995


                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN


     To avoid the additional expense of further solicitations, we ask your cooperation in mailing your proxy card promptly in the enclosed postage paid envelope if you do not expect to attend the meeting.

                        BULL & BEAR GOLD INVESTORS LTD.
                               11 Hanover Square
                            New York, New York 10005
                                 1-800-847-4200
                                   ----------

                                PROXY STATEMENT

                        Special Meeting of Shareholders
                         to be Held on August 25, 1995

                                   ----------

                               VOTING INFORMATION

     This proxy statement is furnished to the shareholders of Bull & Bear Gold Investors Ltd. ("Fund") in connection with the Board of Directors' solicitation of proxies to be used at the special meeting of the shareholders of the Fund to be held on August 25, 1995, or any adjournment or adjournments thereof (such meeting and any adjournment being referred to collectively as the "Meeting").

     One-third of the shares outstanding on July 13, 1995, the record date ("Record Date"), represented in person or by proxy, must be present to form a quorum for the transaction of business at the Meeting. In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote for any such proposal in favor of such an adjournment and will vote those proxies required to be voted against any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     The persons named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed. If you give no voting instructions, your shares will be voted in favor of the nine nominees for directors named herein and in favor of the other proposal described in this proxy statement. The proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy received by the Fund prior to the meeting, or by appearing and voting at the meeting. Shares held by a broker or nominee who does not have discretionary voting authority and who indicates that voting instructions have not been received from the beneficial owners or persons entitled to vote are classified as "broker non-votes." Abstentions and broker non-votes will be counted as shares present for determining whether a quorum is present, but will not be voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes effectively will be votes against adjournment and against any proposal where the required vote is a percentage of shares present.

     As of the Record Date, the Fund had 2,216,929.350 shares of common stock outstanding. As of the Record Date, Charles Schwab & Co. Inc., 101 Montgomery
Street, San Francisco, California 94104 owned of record 134,154.459 shares (6.05%) of the Fund. No other holder of 5% or more of the Fund's shares on the Record Date was known to the Fund. The Fund's Directors and Officers own in the aggregate less than 1% of the Fund's shares.

     This proxy statement will first be mailed to shareholders on or about July 21, 1995. A shareholder may receive copies of the Fund's most recent annual and semi-annual reports free of charge by contacting the Fund's distributor, Investor Service Center, Inc. at 11 Hanover Square, New York, New York 10005 or by calling 1-800-847-4200.

Required Votes

     Approval of the Subadvisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. As defined in the Investment Company Act of 1940 ("1940 Act"), "majority of the outstanding voting securities" means the lesser of (1) 67% of the Fund's shares present at a meeting of shareholders if the owners of more than 50% of the Fund's shares then outstanding are present in person or by proxy, or (2) more than 50% of the Fund's outstanding shares. The favorable vote of a plurality of the shares present at the meeting in person or by proxy, provided a quorum is present, is required by the Fund's By-Laws for the election of Directors. Each full outstanding share of the Fund is entitled to one vote, and each outstanding fractional share of the Fund is entitled to a proportionate fractional share of one vote.

     The Board of Directors unanimously approved these proposals and recommends that you vote in favor of them.


PROPOSAL 1: APPROVAL OF THE SUBADVISORY AGREEMENT

     Bull & Bear Advisers, Inc., the Fund's Investment Manager, has entered into a Subadvisory Agreement with Lion Resource Management Limited (the "Subadviser"), which will become effective upon Fund shareholder approval. Under the Subadvisory Agreement, the Subadviser would advise and consult with the Investment Manager regarding the selection, clearing and safekeeping of the Fund's portfolio investments and assist in pricing and generally monitoring such investments. The Subadviser also would provide the Investment Manager with advice as to allocating the Fund's portfolio assets among various countries, including the United States, and among equities, bullion, and other types of investments, including recommendations of specific investments. Under these arrangements, the Investment Manager would retain responsibility for making investment management decisions on behalf of the Fund. Although the Subadviser has not previously served directly as an investment adviser to a U.S. mutual fund, the Subadviser's Managing Director, Kjeld R. Thygesen, has been the portfolio manager of Excel Midas Gold Shares, Inc. ("Excel Midas Fund") since January 1992. If the Subadvisory Agreement is approved, Mr. Thygesen would serve as portfolio manager of the Fund with the Investment Policy Committee of the Investment Manager. The Subadvisory Agreement is subject to, and contingent upon, approval of the Subadvisory Agreement by the Fund's shareholders. The form of the Subadvisory Agreement is attached hereto as Exhibit A.

     In consideration of the Subadviser's services, the Investment Manager, and not the Fund, will pay to the Subadviser a percentage of the Investment Manager's Net Fees. "Net Fees" are defined as the actual amounts received by the Investment Manager as compensation less reimbursements, if any, pursuant to the guaranty of the investment management agreement between the Investment Manager and the Fund (the "Investment Management Agreement") and waivers of such compensation by the Investment Manager. The amount of the percentage is determined by the grid and accompanying definitions set forth as follows:

                                             RELATIVE PERFORMANCEa
TOTAL NET ASSETSb                             More then 50 basis            Within 50 basis               More than 50 basis
                                              points better than BTR        points of BTR                 points below BTR

$50,000,000 ..............................            30%                         17.5%                            5%

$50,000,000 and ..........................            40%                           30%                           20%
$150,000,000

$150,000,000 and .........................            45%                           35%                           25%
$250,000,000

$250,000,000 .............................            50%                           40%                           30%


a. "Relative Performance" is determined from comparing the total return performance of the Fund and the total return performance of the "Benchmark Performance" of the objective category of "precious metals" funds ("BTR") as determined by Morningstar, Inc., or, if unavailable, other similar service acceptable to the parties and the Fund. The Relative Performance is determined as of the last calendar day of each month ("Performance Determination Date") and measures the Relative Performance for the most recent 12 month period
("Measurement Period"), except that for the first 12 months of the Subadvisory Agreement, Relative Performance is based upon annualized returns, the first three Performance Determination Dates are the next three calendar quarter ends after the effective date of the Subadvisory Agreement, and the Measurement
Periods are the most recent three months and the fourth Performance Determination Date is the next calendar quarter end and the Measurement Period is the most recent twelve months.

b. "Total Net Assets" is the total net assets of the Fund as of the Performance Determination Date.

     This fee structure means that the Subadviser's compensation will depend upon the Fund's performance and asset size. At each asset level on the fee schedule, the Subadviser will receive a higher fee if the Fund outperforms the

BTR by more than 50 basis points (which equals one half of one percent), and a lower fee if the Fund underperforms the BTR by more than 50 basis points. Therefore, at each asset level, the Investment Manager will retain a greater portion of its fee when the Fund underperforms the BTR by more than 50 basis points than when the Fund outperforms the BTR by more than 50 basis points.

     The Subadvisory Agreement provides that it is not assignable and automatically terminates in the event of its assignment, or in the event of the termination of the Investment Management Agreement. The Subadvisory Agreement may also be terminated without penalty on 60 days' written notice at the option of either party thereto or by the Fund, by the Board of Directors of the Fund or by a vote of shareholders of the Fund. The Subadvisory Agreement further provides that the Subadviser shall not be liable to the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates. Nothing contained in the Subadvisory Agreement, however, shall be construed to protect the Subadviser against any liability to the Fund by reason of the Subadviser's willful misfeasance, bad faith or gross negligence or by reason of its reckless disregard of its obligations and duties under the Subadvisory Agreement.

     If the Subadvisory Agreement is approved by the Fund's shareholders, the Subadvisory Agreement shall continue from year to year if approved annually by
(a) the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act and (b) a vote of a majority of the Directors of the Fund who are not parties to the Subadvisory Agreement or "interested persons" of any such party as defined in the 1940 Act.

     In considering the proposed Subadvisory Agreement for approval, the Board of Directors reviewed, among other things, the nature, quality and scope of the services currently provided to the Fund by the Investment Manager, the nature and scope of the services to be provided to the Fund by the Investment Manager and the Subadviser, and the ability of the Investment Manager and the Subadviser to provide such services. In particular, the Board considered the performance by the Fund as well as the performance experienced by Excel Midas Fund during the period when Mr. Thygesen served as that fund's portfolio manager. In considering this performance, the Board recognized that under the proposed arrangements, the Investment Manager would retain overall investment management responsibility for the Fund and that the Subadviser would provide the Investment Manager with portfolio management advice. The Board of Directors also reviewed the fees to be paid to the Subadviser by the Investment Manager. In this regard, the Board considered the fact that under the proposed fee structure, the Investment Manager would pass on a lower portion of its fee to the Subadviser when the Fund underperforms the BTR by more than 50 basis points than when the Fund outperforms the BTR by more than 50 basis points. The Board of Directors determined that the rate of the subadvisory fee to be paid by the Investment Manager pursuant to the Subadvisory Agreement is fair and reasonable in light of the nature and quality of the services to be provided.

ADDITIONAL INFORMATION ABOUT THE SUBADVISER

     The Subadviser, whose principal business address is 7-8 Kendrick Mews, London, U.K. SW7 3HG, is controlled by Kjeld R. Thygesen and Lion Mining Finance Limited ("Lion Mining") who own 40% and 60%, respectively, of the Subadviser's outstanding voting securities. Lion Mining is owned by Andrew F. Malim (75%) and Jorge A. Nicanovich (25%). Messrs. Thygesen and Malim and Lion Mining have the same address as the Subadviser. Mr. Nicanovich's address is 311 West First Street, North Vancouver, B.C.

     The  Subadviser's   principal   executive  officer  and  directors,   their
respective offices, and principal occupations are set forth below.

     Kjeld R. Thygesen -- Managing Director. Mr. Thygesen's principal occupation is as an investment adviser.

     Andrew F. Malim -- Director. Mr. Malim's principal occupation is as a corporate finance adviser.

ADDITIONAL INFORMATION ABOUT THE INVESTMENT MANAGER

     The Investment Manager, whose principal business address is 11 Hanover Square, New York, New York 10005, is a wholly owned subsidiary of Bull & Bear Group, Inc. ("Group"). Group is a publicly owned company whose securities are listed on Nasdaq and traded in the over-the-counter market. Bassett S. Winmill may be deemed a controlling person of Group on the basis of his ownership of 100% of Group's voting stock and, therefore, of the Investment Manager. The principal executive officer of the Investment Manager is Thomas B. Winmill. The Directors of the Investment Manager are Robert D. Anderson, Mark C. Winmill and Thomas B. Winmill. Their respective principal occupations are as officers of Group and its subsidiaries. The address of each Director is 11 Hanover Square, New York, New York 10005.

     The Fund's Investment Manager serves pursuant to an Investment Management Agreement dated April 29, 1993 that was last approved by the Fund's shareholders on April 29, 1993. Under the Investment Management Agreement, the Investment Manager receives a fee, payable monthly, based on the average daily net assets of the Fund at the annual rate of 1% on the first $10 million, .875% over $10 million up to $30 million, .75% over $30 million up to $150 million, .625% over $150 million up to $500 million, and .50% over $500 million. For the fiscal year ended June 30, 1995, the Fund paid fees under the Investment Management Agreement of approximately $328,000.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

PROPOSAL 2: ELECTION OF DIRECTORS


     The following persons have been nominated for election as Directors of the Fund and each has consented to his nomination and agreed to serve if elected. Each nominee is presently a Director of the Fund. The selection and nomination of each person for election as a Director who is not an interested person of the Fund as defined in the 1940 Act was made by the Directors of the Fund who are not interested persons of the Fund. If any of the nominees should not be available for election, the persons named as proxies may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election.

     BASSETT S. WINMILL* -- Chairman of the Board (since 1974). He is Chairman of the Board of the other four investment companies in the Bull & Bear Funds Complex (the "Bull & Bear Funds Complex") and of the parent of the Investment Manager, Bull & Bear Group, Inc. ("Group"). He is a member of the New York Society of Security Analysts, the Association for Investment Management and Research, and the International Society of Financial Analysts. He is the father of Mark C. Winmill and Thomas B. Winmill. He was born February 10, 1930. He owns
170.510 shares of the Fund.

     ROBERT D. ANDERSON* -- Vice Chairman and Director (since 1974). He is Vice Chairman and a Director of the Bull & Bear Funds Complex and of the Investment Manager and its affiliates. He is a member of the Board of Governors of the Mutual Fund Education Alliance, and of its predecessor, the No-Load Mutual Fund Association. He has also been a member of the District #12, District Business Conduct and Investment Companies Committees of the National Association of Securities Dealers, Inc. He was born December 7, 1929. He owns no shares of the Fund.

     RUSSELL E. BURKE III -- Director (since 1993). 36 East 72nd Street, New York, New York 10021. He is President of Russell E. Burke III Fine Art, Inc. From 1988 to 1991, he was President of Altman Burke Fine Arts, Inc. From 1983 to 1988, he was Senior Vice President of Kennedy Galleries. He is also a Director of one other investment company in the Bull & Bear Funds Complex. He was born August 23, 1946. He owns no shares of the Fund.

     BRUCE B. HUBER, CLU -- Director (since 1981). 298 Broad Street, Red Bank, New Jersey 07701. He is President of Huber Hogan Knotts Consulting, Inc., financial consultants and insurance planners. From 1990 to March 1995, he was President of Huber-Hogan Associates. From 1988 to 1990, he was Chairman of Bruce Huber Associates. He is also a Director of the Bull & Bear Funds Complex. He was born February 7, 1930. He owns 906.707 shares of the Fund.

     JAMES E. HUNT -- Director (since 1988). One Dag Hammarskjold Plaza, New York, New York 10017. He is a principal of Kenny, Kindler, Hunt & Howe, Inc., executive recruiting consultants. He is also a Director of the Bull & Bear Funds Complex. He was born December 14, 1930. He owns 1,027.843 shares of the Fund.

     FREDERICK A. PARKER, JR. -- Director (since 1989). 219 East 69th Street, New York, New York 10021. He is President and Chief Executive Officer of American Pure Water Corporation, a manufacturer of water purifying equipment. He is also a Director of the Bull & Bear Funds Complex. He was born November 14, 1926. He owns no shares of the Fund.

     JOHN B. RUSSELL -- Director (since 1974). 334 Carolina Meadows Villa, Chapel Hill, North Carolina 27514. He was Executive Vice President and a Director of Dan River, Inc., a diversified textile company, from 1969 until he etired in 1981. He is a Director of Wheelock, Inc., a manufacturer of signal products, and a consultant for the National Executive Service Corps in the health care industry. He is also a Director of the Bull & Bear Funds Complex. He was born February 9, 1923. He owns 112.458 shares of the Fund.

     MARK C.  WINMILL* -- Director  (since  1993),  Co-President  (since  1993),
Co-Chief  Executive  Officer (since 1993),  and Chief  Financial  Officer (since
1990). He is Co-President, Co-Chief Executive Officer, and Chief Financial Officer of the Bull & Bear Funds Complex and of Group and certain of its affiliates, Chairman of the Investment Manager and Investor Service Center, Inc.

(the "Distributor"), and President of Bull & Bear Securities, Inc. ("BBSI"). He received his M.B.A. from the Fuqua School of Business at Duke University in 1987. From 1983 to 1985 he was Assistant Vice President and Director of Marketing of E.P. Wilbur & Co., Inc., a real estate development and syndication firm and Vice President of E.P.W. Securities, its broker/dealer subsidiary. He is a son of Bassett S. Winmill and brother of Thomas B. Winmill. He is also a Director of one other investment company in the Bull & Bear Funds Complex. He was born November 26, 1957. He owns no shares of the Fund.

     THOMAS B. WINMILL* -- Director (since 1993), Co-President (since 1993), Co-Chief Executive Officer (since 1993), and General Counsel (since 1989). He is Co-President, Co-Chief Executive Officer, and General Counsel of the Bull & Bear Funds Complex and of Group and certain of its affiliates, President of the Investment Manager and the Distributor, and Chairman of BBSI. He was associated with the law firm of Harris, Mericle & Orr from 1984 to 1987. He is a member of the New York State Bar. He is a son of Bassett S. Winmill and brother of Mark C. Winmill. He is also a Director of one other investment company in the Bull & Bear Funds Complex. He was born June 25, 1959. He owns 1,441.835 shares of the Fund.

     *Bassett  S.  Winmill,  Mark C.  Winmill,  Thomas B.  Winmill and Robert D.
Anderson are "interested persons" of the Fund as defined by the 1940 Act, because of their positions with the Investment Manager.

     COMPENSATION TABLE
====================================================================================================================================
                                             Pension or Retirement      Estimated Annual   Total Compensation From
Name of Person,     Aggregate Compensation   Benefits Accrued as Part   Benefits Upon      Fund and Funds Complex*
Position            From Fund                of Fund Expenses           Retirement         Paid  to  Directors
Bassett S. Winmill     None                       None                     None                None
Chairman
Robert D. Anderson     None                       None                     None                None
Vice Chairman
Russell E. Burke     $3,000                       None                     None             $ 5,500 from 3 Funds
Director
Bruce B. Huber       $3,000                       None                     None             $10,000 from 5 Funds
Director
James E. Hunt        $3,000                       None                     None             $10,000 from 5 Funds
Director
Frederick A. Parker  $3,000                       None                     None             $10,500 from 6 Funds
Director
John B. Russell      $3,000                       None                     None             $10,000 from 5 Funds
Director
Mark C. Winmill        None                       None                     None                None
Director
Thomas B. Winmill      None                       None                     None                None
Director
====================================================================================================================================

* Currently there are five investment companies in the Bull & Bear Funds Complex. All Directors serve on the Board of Directors of all five companies except Russell E. Burke, Mark C. Winmill and Thomas B. Winmill, each of whom serves on two. Messrs. Burke, Parker, Bassett S. Winmill, Mark C. Winmill and Thomas B. Winmill also served on a sixth investment company, which was liquidated in December 1994. Information in the foregoing table is based on fees paid during the year ended June 30, 1995. Directors who are not "interested persons" of the Fund may elect to defer receipt of fees for serving as a Director of the Fund. During the year ended June 30, 1995, Messrs. Huber and Hunt deferred such fees pursuant to this arrangement.


     The Board of Directors of the Fund met four times during the Fund's fiscal year ended June 30, 1995, and each nominee attended all of the meetings. The Fund has no compensation or audit committee, since the functions of such committees are undertaken by the entire Board of Directors. No officer, Director or employee of the Fund's Investment Manager receives any compensation from the Fund for acting as a Director or officer of the Fund.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

                              OFFICERS OF THE FUND

     ROBERT D. ANDERSON -- Vice Chairman (since 1974) (see biographical information above).

     MARK C. WINMILL -- Co-President and Co-Chief Executive Officer (since 1993) and Chief Financial Officer (since 1990) (see biographical information above).

     THOMAS B. WINMILL --  Co-President  and Co-Chief  Executive  Officer (since
1993) and General Counsel (since 1989) (see biographical information above).

     STEVEN A. LANDIS -- Senior Vice President (since March 1995). He is Senior Vice President of the Bull & Bear Funds Complex, the Investment Manager and certain of its affiliates. From 1993 to 1995, he was Associate Director -- Proprietary Trading at Barclays De Zoete Wedd Securities Inc., from 1992 to 1993 he was Director, Bond Arbitrage at WG Trading Company, and from 1989 to 1992 he was Vice President of Wilkinson Boyd Capital Markets. He was born March 1, 1955.

     BRETT B. SNEED, CFA -- Senior Vice President (since 1988). He is Senior Vice President of the Bull & Bear Funds Complex, the Investment Manager and certain of its affiliates. He is a Chartered Financial Analyst, a member of the Association for Investment Management and Research, and a member of the New York Society of Security Analysts. From 1986 to 1988, he managed private accounts, from 1981 to 1986, he was Vice President of Morgan Stanley Asset Management, Inc. and prior thereto was a portfolio manager and member of the Finance and Investment Committees of American International Group, Inc., an insurance holding company. He was born June 11, 1941.

     WILLIAM K. DEAN, CPA -- Treasurer and Chief Accounting Officer (since March
1995). He is Treasurer and Chief Accounting Officer of the Bull & Bear Funds Complex, the Investment Manager and its affiliates. From 1984 to 1995 he held various positions with The Dreyfus Corporation, a mutual fund company. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He was born September 5, 1955.

     WILLIAM J. MAYNARD -- Vice President and Secretary (since March 1995). He is Vice President and Secretary of the Bull & Bear Funds Complex, the Investment Manager and its affiliates. From 1991 to 1994 he was associated with the law firm of Skadden, Arps, Slate, Meagher & Flom. He is a member of the New York State Bar. He was born September 13, 1964.

                             PORTFOLIO TRANSACTIONS

     Bull & Bear Securities, Inc. ("BBSI"), a wholly owned subsidiary of Group and the Investment Manager's affiliate, provides discount brokerage services to the public as an introducing broker clearing through an unaffiliated firm on a fully disclosed basis. The Investment Manager is authorized by the Board of Directors of the Fund to place Fund brokerage through BBSI at its posted discount rates and indirectly through BBSI's clearing firm. During the fiscal year ended June 30, 1995, the Fund paid brokerage commissions of $121,586 to BBSI, which represented 48% of the total brokerage commissions paid by the Fund.

                             SHAREHOLDER PROPOSALS

     The Fund is currently not required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon by the provisions of the 1940 Act. Any shareholder who wishes to submit proposals to be considered at a meeting of shareholders should send such proposals to the Fund at 11 Hanover Square, New York, New York 10005. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

     Management knows of no business to be presented to the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund. In addition to solicitations through the mails, the Fund may, if necessary to obtain the requisite representation of shareholders, solicit proxies by telephone, telegraph and personal interview by employees or through securities dealers, and it is contemplated that Shareholder Communications Corporation, 17 State Street, New York, New York 10004, will be retained specially for this purpose, for a fee of $3,500, provided shareholder approval of the proposals is obtained and subject to certain assumptions, plus out-of-pocket expenses and disbursements. The cost of soliciting proxies, including the preparation and mailing of the proxy and proxy statement and including reimbursement to dealers and others who forward proxy material to their clients will be borne by the Fund.

                      By order of the Board of Directors,




                               William J. Maynard
                               Secretary

July 21, 1995


IT IS IMPORTANT THAT YOU EXECUTE AND RETURN YOUR PROXY PROMPTLY.

                                   EXHIBIT A


                             SUBADVISORY AGREEMENT

     AGREEMENT made this 15th day of May, 1995, by and between BULL & BEAR ADVISERS, INC., a Delaware corporation (the "Investment Manager") and LION RESOURCE MANAGEMENT LIMITED, an English corporation (the "Subadviser").

     WHEREAS the Investment Manager has entered into a management agreement (the "Management Agreement") with BULL & BEAR GOLD INVESTORS LTD. (the "Fund") pursuant to which the Investment Manager furnishes the Fund with investment management and other services; and

     WHEREAS the Management Agreement provides that the Investment Manager may, at its own expense, contract for research and other services as it deems necessary or desirable to fulfill such obligations; and

     WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940; and

     WHEREAS, the Investment Manager desires to retain the Subadviser to provide subadvisory and research services in connection with the Fund and the Subadviser is willing to provide such services;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

1. The Investment Manager will manage the investment and reinvestment of the assets of Fund including the regular furnishing of advice with respect to the Fund's portfolio transactions subject at all times to the control and oversight of the Board of Directors of the Fund, for the period and on the terms set forth in its Management Agreement with the Fund. The Investment Manager retains responsibility for selecting brokers, monitoring trade executions, communicating instructions to the Fund's custodian and other Fund agents, and all other functions pertaining to the management of the Fund.

2. The Subadviser will make itself available to advise and consult with the Investment Manager regarding the selection, clearing, and safekeeping of the Fund's portfolio investments and assist in pricing and generally monitoring such investments. The Subadviser will provide the Investment Manager with advice as to allocation of the Fund's portfolio assets among (1) various countries, including the United States and (2) equities, bullion, and/or other types of investments, and within each such allocation of country and/or type of investment, recommendations of specific investments. The Subadviser agrees to permit the use of its name and the names of its personnel and other information about the Subadviser in the marketing and other literature in connection with the Fund.

3. In consideration of the Subadviser's services, the Investment Manager, and not the Fund, shall pay to the Subadviser a percentage of the Investment Manager's Net Fees. "Net Fees" are hereby defined as the actual amounts received by the Investment Manager as compensation pursuant to paragraph 7 of the Management Agreement less reimbursements, if any, pursuant to the guaranty set forth in paragraph 9 of the Management Agreement and waivers of such compensation by the Investment Manager. The amount of the percentage and the timing of the payment shall be determined by the schedule and accompanying definitions set forth in Appendix A hereto.

4. The Subadviser will pay all expenses incurred by it in connection with this Subadvisory Agreement.

5. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others in addition to the Investment Manager and the Fund so long as its services hereunder are not impaired thereby. The Subadviser shall not render, however, similar services to any U.S. registered investment company either directly or indirectly as an adviser, subadviser, or otherwise, other than to the Fund and other investment companies for which the Investment Manager or its affiliates provide investment management services. The Subadviser may render similar services to certain private specialist portfolios, as determined by the Investment Manager and the Subadviser from time to time.

6. This Subadvisory Agreement shall become effective upon approval by the directors and shareholders of the Fund as required by the Investment Company Act of 1940 (the "1940 Act"). Thereafter, if not terminated, this Subadvisory Agreement shall continue from year to year if approved annually by (a) the Board of Directors of the Fund or by vote of a majority of the outstanding voting




                                       A1
securities of the Fund as defined in the 1940 Act and (b) by a vote of a majority of the Directors of the Fund who are not parties to the Subadvisory Agreement, or interested persons of any such party. This Subadvisory Agreement may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Investment Manager and the Subadviser, or by the Investment Manager or the Subadviser on 60 days' written notice to the Fund. In the event of termination upon notice as herein described, the Investment Manager and the Subadviser agree that, subject to the provisions of the 1940 Act, no party hereto will be entitled to or seek indemnification or compensation from the other party for expenses incurred in connection with marketing efforts performed during the term of this Agreement. This Subadvisory Agreement shall immediately terminate in the event of its assignment or upon the termination of the Management Agreement.

7. The Subadviser shall not be liable to the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Subadvisory Agreement relates, but nothing herein contained shall be construed to protect the Subadviser against any liability to the Fund by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Subadvisory Agreement.

8. Subject to and in accordance with the Articles of Incorporation and Bylaws of the Fund, the Investment Manager, and the Subadviser, it is understood that directors, officers, agents and shareholders of the Fund, the Investment
Manager, or Subadviser are or may be interested in the Fund, the Investment Manager, or the Subadviser as directors, officers, shareholders or otherwise, that the Investment Manager or the Subadviser is or may be interested in the Fund or the Investment Manager or the Subadviser as a shareholder or otherwise and that the effect and nature of any such interests shall be governed by law and by the provisions, if any, of said Articles of Incorporation or Bylaws.

9. All notices hereunder shall be in writing and shall be delivered in person or sent by facsimile transmission that is confirmed by regular, registered, or certified mail to the following address for the respective parties:

                           BULL & BEAR ADVISERS, INC.
                               11 Hanover Square
                               New York, NY 10005
                              Fax: (212) 785-0400

                        LION RESOURCE MANAGEMENT LIMITED
                              7 - 8 Kendrick Mews
                              London, U.K. SW7 3HG
                             Fax 01-144-71-591-0535


Notice shall be deemed given,  five days after depositing in a post office,
postage  prepaid  and  if  sent  by  facsimile   transmission  five  days  after
confirmation has been mailed.

10. As used in this Subadvisory Agreement, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meaning provided therefor in the 1940 Act, as from time to time amended.


IN WITNESS WHEREOF, the parties hereto have executed this Subadvisory Agreement on the day and year first above written.

[signatures omitted]




                                       A2

                                   APPENDIX A

                        BULL & BEAR GOLD INVESTORS LTD.
                      Subadvisory Fee As a percent of Net
                              Fees The Investment

     The Investment Manager shall pay to the Subadviser within 30 days of each Performance Determination Date, as defined in paragraph A below, a percentage of the Net Fees, as defined in paragraph 3 of this Subadvisory Agreement, earned since the later of the effective date of this Subadvisory Agreement or the prior Performance Determination Date, as defined in paragraph A below. The amount of the percentage shall be determined by reference to the grid set forth below. 30%

                                             RELATIVE PERFORMANCEa
TOTAL NET ASSETSb                             More then 50 basis            Within 50 basis               More than 50 basis
                                              points better than BTR        points of BTR                 points below BTR

$50,000,000 ..............................            30%                         17.5%                            5%

$50,000,000 and ..........................            40%                           30%                           20%
$150,000,000

$150,000,000 and .........................            45%                           35%                           25%
$250,000,000

$250,000,000 .............................            50%                           40%                           30%



A. "Relative Performance" shall be determined from comparing the total return performance of the Fund and the total return performance of the "Benchmark Performance" of the objective category of "precious metals" funds ("BTR") as determined by Morningstar, Inc., or, if unavailable, other similar service acceptable to the parties and the Fund. The Relative Performance shall be determined as of the last calendar day of each month ("Performance Determination Date") and shall measure the Relative Performance for the most recent 12 month period ("Measurement Period"), except that for the first 12 months of this Subadvisory Agreement, Relative Performance shall be based upon annualized returns, the first three Performance Determination Dates shall be the next three calendar quarter ends after the effective date of this Subadvisory Agreement, and the Measurement Periods shall be the most recent three months and the fourth Performance Determination Date shall be the next calendar quarter end and the Measurement Period shall be the most recent twelve months.

B. "Total Net Assets" shall be the total net assets of the Fund as of the Performance Determination Date.



                                       A3

                                                                           PROXY

                        BULL & BEAR GOLD INVESTORS LTD.

     The undersigned hereby appoints Robert D. Anderson and Thomas B. Winmill and each of them, with full power of substitution, to vote as designated below all shares of common stock of Bull & Bear Gold Investors Ltd. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 25, 1995, and any adjournment thereof, revoking all proxies heretofore given, upon the proposals described in the proxy statement.

     1. Approval of the Subadvisory Agreement

          FOR ____       ABSTAIN ____        AGAINST ____

     2. Election of Directors
          FOR ALL ____         WITHHOLD AUTHORITY FOR ____
         NOMINEES              NOMINEES INDICATED

     To withhold authority to vote for any individual nominee write the nominee's name on the line below.

     Bassett S. Winmill  Robert D. Anderson  Russell E. Burke III

     Bruce B. Huber      James E. Hunt       Frederick A. Parker

     John B. Russell     Mark C. Winmill     Thomas B. Winmill


- --------------------------------------------------------------------------------
     3. To transact such other business as may properly come before the meeting.

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.



                        __________________________(L.S.)
                                   Signature


                        __________________________(L.S.)
                                   Signature

                         Dated _________________, 1995

                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL SHOULD SIGN BUT IF ONE SIGNS, IT BINDS THE OTHERS. WHEN SIGNING AS
                    ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

     TO AVOID EXPENSES OF ADJOURNING THE MEETING, PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.